UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2018

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2018, the Board of Directors (the “Board”) of NetScout Systems, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board from seven to nine members and appointed Alfred Grasso, as a Class I Director, and Susan L. Spradley, as a Class III Director, to the Board. Mr. Grasso will serve until the 2018 annual meeting of stockholders or until his successor is duly elected and qualified, or until his earlier death, resignation or removal. It is expected that Mr. Grasso will be nominated by the Board to be elected at the 2018 annual meeting of stockholders to serve a full three-year term as a Class I Director until the 2021 annual meeting of stockholders or until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Ms. Spradley will serve until the 2020 annual meeting of stockholders or until her successor is duly elected and qualified, or until her earlier death, resignation or removal. The Board determined that both Mr. Grasso and Ms. Spradley are independent within the meaning of the director independence standards of The Nasdaq Stock Market LLC (“Nasdaq”) and the Securities and Exchange Commission. As of the date of this report, it has not been determined to which committees of the Board, if any, either director will be named.

Mr. Grasso is the immediate past President and Chief Executive Officer of the MITRE Corporation, a position he held from 2006 to 2017 and where he continues to serve as a Trustee and Consultant for the MITRE Corporation. Mr. Grasso’s experience includes service on the boards for a number of scientifically-driven organizations and non-profit institutions. Mr. Grasso is currently a member of the Defense Science Board and a former member of the Army Science Board. He currently serves on the George Mason University Foundation Board of Trustees and as a member of the National Academy of Science’s Government, University and Industry Research Roundtable. Mr. Grasso is a Permanent Director and Executive Committee member of the Armed Forces Communications and Electronics Association (AFCEA) International’s Board of Directors and served as Chairman from 2012 to 2014 and vice chairman from 2010 to 2012. Mr. Grasso is the former President of the Board of the National GEM Consortium, a non-profit organization that promotes the participation of under-represented groups in the science, technology, engineering and math fields. He has served as a member of the Stevens Institute Systems Engineering Research Center Advisory Board, the University of Virginia’s Department of Systems and Information Engineering Advisory Board, Howard University’s College of Engineering, Architecture and Computer Sciences Board of Visitors, and the Northern Virginia Technology Council. Mr. Grasso holds a bachelor’s degree in electrical engineering from the University of Massachusetts Amherst and a master’s degree in computer science from Worcester Polytechnic Institute.

Ms. Spradley is a partner in the Tap Growth Group, a position she has held since August 2017, and the Chief Executive Officer of Motion Intelligence, Inc., a private company, which she joined in December 2017. From January 2013 to January 2017, she served in various roles at Viavi Solutions Inc. (formerly JDS Uniphase), most recently as Executive Vice President and General Manager of Product Line Management and Design. Prior to 2013, Ms. Spradley served as Chief Executive Officer and Executive Director of US Ignite, a White House and National Science Foundation initiative focused on applications for smart city implementation. Ms. Spradley also held senior leadership roles at Nokia Siemens Networks, and Nortel Networks prior to that. Ms. Spradley currently serves on the Board of Directors of Qorvo, Inc. (Nasdaq: QRVO), a provider of innovative RF solutions, and Avaya Holdings Corp. (NYSE: AVYA), a digital communications software, services and devices company, and serves as Chairman of the Board of Directors of US Ignite. Ms. Spradley holds a Bachelor of Science in Computer Science from the University of Kansas.

Mr. Grasso and Ms. Spradley will each receive compensation as non-employee directors in accordance with the Company’s non-employee director compensation practices, as described in the Company’s Summary of Non-Employee Director Compensation, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 2, 2017, prorated based on the commencement of Mr. Grasso’s and Ms. Spradley’s board service and the annual meeting date. On April 23, the Board granted each of Mr. Grasso and Ms. Spradley 2,000 restricted stock units, with each respective grant valued at $55,294 based on the closing price of the Company’s common stock on Nasdaq on the date of grant. 100% of the shares underlying the restricted stock units shall vest on the date of the Company’s 2018 annual meeting of stockholders provided that Mr. Grasso and Ms. Spradley, respectively, attend, in the aggregate, at least 75% of all Board and committee meetings of which each is a member. If such attendance requirements are not met, 100% of the shares underlying the restricted stock units shall vest on the third anniversary of the date of grant.

In connection with their appointments to the Board, the Company intends to enter into its standard director indemnification agreement with each of Mr. Grasso and Ms. Spradley, which requires the Company, under the circumstances and to the extent provided for therein, to indemnify Mr. Grasso and Ms. Spradley, as the case may be, to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by either of them as a result of either of them being made a party to certain actions, suits, proceedings and other actions by reason of the fact that either of them is or was a director of the Company.

Neither Mr. Grasso nor Ms. Spradley were selected by the Board to serve as a director pursuant to any arrangement or understanding with any person, nor has either of them engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/s/ Jean Bua
Jean Bua
Chief Financial Officer

Date: April 25, 2018